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Exhibit 3.6

BY-LAWS

OF

SENECA ERIE GAMING CORPORATION
(the "Company")

I
MEMBERS

        The Company shall have no members.

II
BOARD OF DIRECTORS

        1.    Power Of Board of Directors.    Except as otherwise provided in the Charter or the Seneca Nation Business Code, the business and affairs of the Company shall be managed by or under the direction of the Board of Directors of the Company (the "Board").

        2.    Appointment; Number, Qualifications, Term of Office and Number of Votes.

          (a)   The Seneca Gaming Corporation Board of Directors shall appoint all Board members.

          (b)   The Board shall consist of no less than four (4) nor more than seven (7) individuals.

          (c)   No less than four (4) members of the Board shall members of the Seneca Nation of Indians (the "Nation") and/or officers of the executive branch of the Nation. Any person who is at least twenty-one years old, and who shall not have been convicted of a felony, is eligible to serve as a member of the Board. No employee of the Company may serve on the Board unless such employee is both a senior executive officer of the Company and a member of the Nation.

          (d)   The Board shall be divided into three (3) classes: Class A, Class B, and Class C, and shall be assigned to a class at the time of their appointment or the initial directors shall be deemed to be in a certain of the foregoing Classes based upon the term of his or her appointment. An appointment of a director shall take effect from the date and time at which the Seneca Gaming Corporation Board of Directors adopts the resolution authorizing such appointment. Except as provided in Section 3 of this Article II, each director shall serve for a period of three (3) years and until his or her successor has been appointed and qualified or until his or her earlier death, resignation or removal.

          (e)   Each director shall have one vote.

        3.    Exceptions to Three Year Term.

        Directors shall be elected to a term of three years, except that:

          (1)   If the number of directors in any class is increased, the term of a director elected to such newly created vacancy shall end at the same time of other directors in that class;

          (2)   A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and until his successor is elected and qualified;

          (3)   In 2004 and every third year thereafter, the term of any director in Class A shall end at the annual meeting of the Board;

          (4)   In 2005 and every third year thereafter, the term of any director in Class B shall end at the annual meeting of the Board; and

          (5)   In 2006 and every third year thereafter, the term of any director in Class C shall end at the annual meeting of the Board.

The Board shall consist of one (1) Class A director, two (2) Class B directors and four (4) Class C directors.

        4.    Organization.

          (a)   At each meeting of the Board, the Chairperson or, in the absence of the Chairperson, the Vice Chairperson shall preside, or in the absence of either such officers, a chairperson chosen by a majority of the directors present shall preside. The Secretary, or a person selected in the Secretary's absence, shall act as secretary.

          (b)   Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the directors or committee members shall be filed with the minutes of the proceedings of the Board or committee.

          (c)   Any director or committee member may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means constitutes presence in person at a meeting.

        5.    Resignations and Removal of Directors.

          (a)   Any director may resign at any time by giving written notice to the Board directed to the Chairperson or to the Secretary. Such resignation is effective at the time specified therein or, if no time is specified, on delivery of the notice, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.

          (b)   After three consecutive absences with notice from Board meetings, or two consecutive absences without notice from Board meetings, a recommendation of the majority of the Board may be made to the Tribal Council of the Nation to remove such director for cause.

          (c)   The Board of Directors of the Seneca Gaming Corporation, upon a recommendation of a majority of the Board, may remove a Company director for cause. The Board of Directors of the Seneca Gaming Corporation, upon its own initiative, may remove a Company director for cause upon the vote of at least five (5) members of the Board of Directors of the Seneca Gaming Corporation.

        6.    Newly Created Directorships and Vacancies.    Vacancies occurring in the Board for any reason shall be filled by appointment by the Board of Directors of the Seneca Gaming Corporation. Directors so appointed shall hold office in accordance with their classification, as provided in Section 3 above, and until qualified successors have been appointed.

        7.    Action by the Board of Directors.    Except as otherwise provided by law or in these by-laws, the Board shall act by a majority vote at a meeting of the Board at which a quorum is present. An action taken or approved by a majority of the directors at a meeting at which a quorum is present shall constitute an official act of the Company. Proxy voting shall not be permitted.

        8.    Place of Meeting.    The Board shall hold its meetings at the principal office of the Company, or at any other place that the Board may fix by resolution.

        9.    Annual Meetings.    The Board shall meet within sixty (60) days following the end of each fiscal year, or as soon as practical thereafter, to organize and to transact other business, and no notice to the newly elected directors of such meeting shall be necessary for such meeting to be lawful, provided a quorum is present thereat (and such first Board meeting after each fiscal year of the Company shall hereinafter be referred to as the "Annual Meeting").

        10.    Regular Meetings.    Regular meetings of the Board shall be held at such time and place as from time to time may be determined by the Board upon such notice as may be required by these by-laws.

        11.    Special Meetings.    Special meetings of the Board shall be held whenever called by the Chairperson, Vice Chairperson, President & CEO or any three (3) directors who sign a request to the Chairperson, Vice Chairperson or President & CEO to call a special meeting. Said directors' request shall contain the subject matter for the agenda.

        12.    Notice of Meetings.

          (a)   Notice of the time, date and place of meetings may be communicated to directors either in writing or verbally. Notice must be provided in a manner reasonably calculated to allow all directors to attend the meeting, but in any event, to the extent practicable, at least twenty-four (24) hours notice shall be given of all meetings of the Board. The purpose of any regular meeting of the Board need not be stated in the notice thereof. All annual and regular meetings of the Board shall be general meetings, and any and all business may be transacted thereat whether or not stated in the notice thereof. Unless otherwise indicated in the notice thereof, all special meetings of the Board shall be general meetings, and any and all business may be transacted thereat whether or not stated in the notice thereof.

          (b)   Board meetings are open to the public, and meeting notices must be posted to provide notice to members of the Nation. Notwithstanding the above, the Board may hold work sessions and closed executive sessions as reasonably determined necessary by the Board.

        13.    Waivers of Notice.    Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting the lack of notice.

        14.    Quorum; Adjournment.

          (a)   A simple majority of the entire number of directors then in office (whether or not there exist any vacancies in authorized directorships at the time of any such meeting) shall constitute a quorum for the transaction of business at each and every meeting of the Board.

          (b)   A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

        15.    Compensation.    Directors shall be entitled to such compensation for their services as directors as from time to time may be fixed by the Board of Directors of the Seneca Gaming Corporation, including, without limitation, for their services as members of committees of the Board, and in any event shall be entitled to reimbursement of all reasonable expenses incurred by them in attending meetings of the Board or any committee(s) of which they are members. Any director may waive any retainer for service as a director or compensation for any meeting.

        16.    Annual Report.    The Board shall present at the Annual Meeting a report verified by the President & CEO and the Treasurer or by a majority of the directors, showing in appropriate detail the following as of the end of the fiscal year terminating not more than six months prior to said meeting:

          (a)   a detailed report outlining the operations of the Company and of the Erie Gaming Facility (as defined in the Charter) during the fiscal year;

          (b)   the complete financial condition of the Company and of the Erie Gaming Facility, including without limitation assets and liabilities, and revenue or receipts and expenses or disbursements, both unrestricted and restricted to particular purposes;

          (c)   the principal changes in assets and liabilities during said fiscal year;

          (d)   any significant problems and accomplishments;

          (e)   plans for the following fiscal year; and

          (f)    such other information as the Board or the Tribal Council deems pertinent. This report shall be prepared and audited by an independent certified public accountant and filed with the records of the Company within 120 days of the Annual Meeting and a copy thereof entered in the minutes of the proceedings of the Annual Meeting.

III
COMMITTEES

        1.    Executive Committee.    There shall be an Executive Committee consisting of the Chairman, Vice Chairman and such other directors as the Board may designate. The members of the Executive Committee, other than the Chairman and Vice Chairman, shall be elected by a majority of the entire Board at each Annual Meeting and shall serve until the next Annual Meeting. The Executive Committee shall have all the authority of the Board except as to the following matters:

          (a)   The filling of vacancies in any committee.

          (b)   The amendment or repeal of the by-laws, or the adoption of new by-laws.

          (c)   The amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

          (d)   The approval of any financing transaction, loan or use of proceeds of the Company in excess of $1,000,000; provided, however, such approval for amounts of $1,000,000 or less requires the authorization of at least two-thirds (2/3) of all members of the Executive Committee.

          (e)   The approval of any sale, lease or exchange of the Company's property and assets in excess of $1,000,000; provided, however, such approval for amounts of $1,000,000 or less requires the authorization of at least two-thirds (2/3) of all members of the Executive Committee.

          (f)    The approval of an agreement of merger or consolidation of the Company.

          (g)   The dissolution, liquidation or reorganization of the Company.

        2.    Finance Committee.    There shall be a Finance Committee consisting of the Chairperson, and at least one (1) director, who shall be elected by a majority of the entire Board at each Annual Meeting and shall serve until the next Annual Meeting. The Finance Committee shall review the financial operations of the Company, advise the Board and generally perform any financial duties as assigned by the Board.

        3.    Other Standing or Special Committees.    The Board may designate from among its members other standing or special committees consisting of three (3) or more directors. The standing or special committees shall have such authority as the Board shall by resolution provide.

        4.    Meetings.    Meetings of committees, of which no notice to the Board shall be necessary, shall be held at such time and place as shall be fixed by the Chairperson of the Company or the chairperson of the committee or by vote of a majority of all of the members of the committee.

        5.    Quorum and Manner of Acting.    Unless otherwise provided by resolution of the Board, a majority of all of the members of a committee shall constitute a quorum for the transaction of business, and the vote of a majority of all of the members of the committee shall be the act of the committee. The procedure and manner of acting of both standing and special committees shall be subject at all times to the directions of the Board.

        6.    Tenure of Members of Committees of the Board.    Each committee of the Board and every member thereof shall serve at the pleasure of the Board.

        7.    Alternate Members.    The Board may designate one or more directors as alternate members of any standing or special committee, who may replace any absent or disqualified member or members at any meeting of such committee. In the absence or disqualification of a member of a committee, the director or directors present at any meeting and not disqualified from voting, whether or not such directors constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified director.

        8.    Records.    Minutes shall be kept of each meeting of each committee. Copies of the minutes of each such meeting shall be filed with the corporate records and supplied to each member of the Board.

IV
OFFICERS

        1.    Number.    The officers of the Company shall be a Chairperson, a Vice Chairperson, a Secretary, a President & CEO, and Treasurer, and such other officers as the Board may in its discretion determine. Any two or more offices may be held by the same person, except the offices of Chairperson, Vice Chairperson, Secretary, and President & CEO.

        2.    Term of Office and Qualifications.    Those officers whose titles are specifically mentioned in Section 1 of this Article IV shall be elected by the Board at its Annual Meeting; provided, however, that such officers may be elected by resolution of the Board prior to the first Annual Meeting and serve until the first Annual Meeting; provided, further, that any such officer elected to fill a vacancy in any such office shall serve from the time of election until the next Annual Meeting. Unless a shorter term is provided in the resolution of the Board electing such officer, the term of office of each such officer elected at an Annual Meeting shall extend to the next Annual Meeting and until the officer's successor is elected or appointed and qualified or until such officer's earlier resignation or removal. The officers specifically mentioned in Section 1 of this Article IV, except for the President & CEO, shall be elected from among the directors.

        3.    Additional Officers.    Any additional officers may be elected for such period, have such authority and perform such duties, either in an administrative or subordinate capacity, as the Board may from time to time determine.

        4.    Removal of Officers.    Any officer may be removed by a majority vote of the Board, with or without cause, at any time.

        5.    Resignation.    Any officer may resign at any time by giving written notice to the Board, to the Chairperson, or to the Secretary. Any such resignation is effective at the time specified therein or, if no time is specified, on delivery of the notice.

        6.    Vacancies.    A vacancy in any office shall be filled by the Board.

        7.    Chairperson.    The Chairperson shall preside at all meetings of the Board. The Chairperson shall supervise generally the management of the business of the Company, subject only to the supervision of the Board. The Chairperson shall also perform such other duties as may be assigned from time to time by the Board.

        8.    Vice Chairperson.    In the absence or incapacity of the Chairperson, the Vice Chairperson shall preside at all meetings of the Board, and shall perform the duties and exercise the powers of the

Chairperson, subject to the right of the Board from time to time to extend or confine such powers and duties or to assign them to others. The Vice Chairperson shall have such powers and shall perform such other duties as may be assigned by the Board or the Chairperson.

        9.    President & CEO.    The President & CEO shall be responsible for the day-to-day operations of the Company, and shall have such authority and perform such duties as the Board may from time to time determine.

        10.    Vice President.    The Vice Presidents, in the order of priority designated by the Board (or in not designated, in order of their seniority as vice presidents), shall be vested with all the power and may perform all the duties of the President & CEO in the latter's absence. They may perform such other duties as may be prescribed by the Board or the President & CEO.

        11.    Secretary.    It shall be the duty of the secretary to act as secretary of all meetings of the Board, and to keep the minutes of all such meetings in a proper book or books to be provided for that purpose. The Secretary shall see that all notices required to be given by the Company are duly given and served; the Secretary shall keep a current list of the Company's directors and officers and their residence addresses; and the Secretary shall be the custodian of the seal of the Company and shall affix the seal, or cause it to be affixed, to all agreements, documents and other papers requiring the same. The Secretary shall have custody of the minute book containing the minutes of all meetings of directors and any committees, and of all other contracts and documents which are not in the custody of the Treasurer, or in the custody of some other person authorized by the Board to have such custody.

        12.    Treasurer.    The Treasurer shall have the custody of, and be responsible for, all funds and securities of the Company. The Treasurer shall keep or cause to be kept complete and accurate accounts of receipts and disbursements of the Company and shall deposit all monies and other valuable property of the Company in the name and to the credit of the Company in such banks or depositories as the Board may designate. Whenever required by the Board, the Treasurer shall render a statement of accounts. The Treasurer shall at all reasonable times exhibit the books and accounts to any officer or director of the Company, and shall perform all duties incident to the office of the Treasurer, subject to the supervision of the Board, and such other duties as shall from time to time be assigned by the Board. The Treasurer shall, if required by the Board, give such bond or security for the faithful performance of his or her duties as the Board may require, for which he or she shall be reimbursed.

        13.    Assistant Treasurer(s) and Secretary/ies.    The Board may designate from time to time Assistant Treasurers and Assistant Secretaries, who shall perform such duties as may from time to time be assigned to them by the Board or the CEO & President.

        14.    Appointed Officers.    The Board may delegate to any officer or committee the power to appoint and remove any officer, agent or employee other than the Chairperson, Vice Chairperson, President & CEO, Treasurer and Secretary.

        15.    Assignment and Transfer of Stocks, Bonds and Securities.    The Chairperson shall have power to assign or to endorse for transfer and to deliver any stock, bonds, subscription rights, or other securities, or any beneficial interest therein, held or owned by the Company.

V
CONTRACTS, CHECKS, DRAFTS AND BANK ACCOUNTS

        1.    Execution of Contracts.    The Board, except as in these by-laws otherwise provided, may authorize any officer or officers, agent or agents, in the name of and on behalf of the Company to enter into any contract or execute and deliver any instrument, and such authority may be general or confined to specific instances; but, unless so authorized by the Board, or expressly authorized by these by-laws, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its creditor to render it liable pecuniarily in any amount for any purpose.

        2.    Loans.    No loans shall be contracted on behalf of the Company unless specifically authorized by the Board or approved in accordance with Article III, Section 1(d) above.

        3.    Checks, Drafts, etc.    All checks, drafts and other orders for the payment of money out of the funds of the Company, and all notes or other evidences of indebtedness of the Company, shall be signed on behalf of the Company by such officers or other person as the Board or the President & CEO may designate from time to time. The Board or the President & CEO may authorize the use of the facsimile signatures of any such persons.

        4.    Deposits.    All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board may select.

VI
OFFICE AND BOOKS

        1.    Office.    The office of the Company shall be the William Seneca Administration Building, 1490 Route 438, Cattaraugus Reservation, Irving, New York 14081, or at such other place within the Nation's territories as the Board of Directors may determine.

        2.    Books and Records.    There shall be kept at the office of the Company (i) correct and complete books and records of account, (ii) minutes of the proceedings of the Board, (iii) a current list of the directors and officers of the Company and their residence addresses, and (iv) a copy of these by-laws.

VII
INDEMNIFICATION AND INSURANCE

        1.    Authorized Indemnification.    Unless clearly prohibited by law or Section 2 of this Article VII, the Company shall indemnify any person ("Indemnified Person") made, or threatened to be made, a party in any action or proceeding, whether civil, criminal, administrative or otherwise, including any action by or in the right of the Company, by reason of the fact that he or she (or his or her testator or intestate), whether before or after adoption of this by-law, (a) is or was a director or officer of the Company, or (b) in addition is serving or served, in any capacity, at the request of the Company, any other corporation, or any partnership, joint venture, trust, employee benefit plan or other enterprise. The indemnification shall be against all judgments, fines, penalties, amounts paid in settlement (provided the Company shall have consented to such settlement) and reasonable expenses, including attorney's fees and costs of investigation, incurred by an Indemnified Person with respect to any such threatened or actual action or proceeding, and any appeal thereof.

        2.    Prohibited Indemnification.    The Company shall not indemnify any person if a judgment or other final adjudication adverse to the Indemnified Person (or to the person whose actions are the basis for the action or proceeding) establishes, or the Board in good faith determines, that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or that he or she personally gained in fact a financial profit or other advantage to which he was not legally entitled.

        3.    Advancement of Expenses.    The Company shall, on request of any Indemnified Person who is or may be entitled to be indemnified by the Company, pay or promptly reimburse the Indemnified Person's reasonable incurred expenses in connection with a threatened or actual action or proceeding prior to its final disposition. However, no such advancement of expenses shall be made unless the Indemnified Person makes a binding, written commitment to repay the Company, with interest, for any amount advanced for which it is ultimately determined that he or she is not entitled to be indemnified under the law or Section 2 of this Article VII. An Indemnified Person shall cooperate in good faith with any request by the Company that common legal counsel be used by the parties to such action or proceeding who are similarly situated unless it would be inappropriate to do so because of actual or potential conflicts between the interests of the parties.

        4.    Indemnification of Others.    Unless clearly prohibited by law or Section 2 of this Article VII, the Board may approve Company indemnification as set forth in Section 1 of this Article VII, and advancement of expenses as set forth in Section 3 of this Article VII, to a person (or the testator or estate of a person) who is or was employed by the Company or who is or was a volunteer for the Company, and who is made, or threatened to be made, a party in any action or proceeding, by reason of the fact of such employment or volunteer activity, including actions undertaken in connection with service at the request of the Company in any capacity for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

        5.    Determination of Indemnification.    Indemnification mandated by a final order of a court of competent jurisdiction will be paid. After termination or disposition of any actual or threatened action or proceeding against an Indemnified Person, if indemnification has not been ordered by a court, the Board shall, upon written request by the Indemnified Person, determine whether and to what extent Indemnification is permitted pursuant to these by-laws. Before indemnification can occur, the Board must explicitly find that such indemnification will not violate the provisions of Section 2 of this Article VII. No Director with a personal interest in the outcome, or who is a party to such actual or threatened action or proceeding concerning which indemnification is sought, shall participate in this determination. If a quorum of disinterested directors is not obtainable, the Board shall act only after receiving the opinion in writing of independent legal counsel that indemnification is proper in the circumstances under then applicable law and these by-laws.

        6.    Binding Effect.    Any person entitled to indemnification under these bylaws has a legally enforceable right to indemnification which cannot be abridged by amendment of these by-laws with respect to any event, action or omission occurring prior to the date of such amendment.

        7.    Insurance.    The Company is not required to purchase directors' and officers' liability insurance, but the company may purchase such insurance if authorized and approved by the Board. To the extent permitted by law, such insurance may insure the Company for any obligation it incurs as a result of this Article VII or operation of law, and it may insure directly the directors, officers, employees or volunteers of the Company for liabilities against which they are not entitled to indemnification under this Article VII as well as for liabilities against which they are entitled or permitted to be indemnified by the Company.

        8.    Nonexclusive Rights.    The provisions of this Article shall not limit or exclude any other rights to which any person may be entitled under law or contract. The Board is authorized to enter into agreements on behalf of the Company with any director, officer, employee or volunteer providing them rights to indemnification or advancement of expenses in connection with potential indemnification in addition of the provisions therefor in this Article subject in all cases to the limitations of Section 2 of this Article VII.

VIII
GENERAL

        1.    Seal.    The corporate seal shall be in such form and shall have such inscription thereon as may be determined by resolution of the Board.

        2.    Interested Directors and Officers.    No contract or other transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, firm, association or other entity in which one or more of its directors or officers are directors or officers, or have a substantial financial interest, shall be either void or voidable for this reason alone or by reason alone that such director or directors or officer or officers are present at the meeting of the Board, or of a committee thereof, which authorizes such contract or transaction, or that their votes are counted for such purpose provided that the material facts as to such director's or officer's interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the Board or committee, and the Board or committee authorizes such contract or transaction by a vote sufficient for such purpose without counting the vote or votes of such interested directors or officers. Counted or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or committee which authorizes such contract or transaction.

        3.    Compliance with Compact.    The Board shall establish such departments and systems of internal procedures and administrative and accounting controls, and otherwise shall cause the Company to operate, as may be required to ensure compliance with the Nation-State Gaming Compact between the Nation and the State of New York, to the extent the Company is acting in the capacity of "Nation Gaming Operation" under such Compact.

IX
FISCAL YEAR

        The fiscal year of the Company shall be the fiscal year of the Nation.

X
AMENDMENTS

        Within sixty (60) days of the adoption of these by-laws of the Company they may be amended or repealed by the Board by a majority vote of those present, and thereafter only upon a vote of at least two-thirds (2/3) of all members of the Board.

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BY-LAWS OF SENECA ERIE GAMING CORPORATION (the " Company ")